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                                                                  EXHIBIT 23(b)


                        CONSENT OF INDEPENDENT ACCOUNTANTS






We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated January 22, 1997, on our audits of the consolidated financial statements of Progress Financial Corporation, which report is incorporated by reference in the Annual Report on Form 10-K of Progress Financial Corporation for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."

/s/ Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 13, 1998